CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-3 of Atossa Genetics Inc. (a development stage company) of our report dated March 27, 2013 relating to the consolidated financial statements as of and for the years ended December 31, 2012 and 2011 appearing in the Prospectus, which is part of this Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ KCCW Accountancy Corp.

Diamond Bar, California
November 18, 2013